EXHIBIT 10.1
                           PLACEMENT AGENCY AGREEMENT

September 10, 2003

Whitewing Environmental Corp.
730 Grand Avenue
Ridgefield, NJ 07657

Ladies and Gentlemen:

         This Placement Agency Agreement (the "AGREEMENT") confirms the retention by Whitewing Environmental Corp., a Delaware corporation (the "COMPANY"), of Maxim Group, LLC (the "PLACEMENT AGENT"), to act as the placement agent on a "best efforts" basis in connection with the private placement (the "PLACEMENT") of Units (as defined below) of the Company on the terms set forth below.

1.       PLACEMENT

         (a) The securities of the Company which are the subject of the Placement shall consist of up to Two Million Dollars ($2,000,000) (the "MAXIMUM AMOUNT") of units of the Company (the "UNITS"), with each Unit consisting of: one (1) share of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "SERIES A PREFERRED STOCK") and forty (40) Class A Common Stock Purchase Warrants (the "WARRANTS"), each of which are initially exercisable into one (1) share of common stock, par value $.001, of the Company (the "COMMON STOCK" which, collectively with the Units, the shares of Series A Preferred Stock and the Warrants, is referred to herein as the "SECURITIES"), which Securities shall be issued to the investor(s) in the Placement (an "INVESTOR" or the "INVESTORS").

         (b) The Placement will be made pursuant to the Memorandum (as defined below). The Securities will not be registered under the Securities Act of 1933, as amended, or any applicable successor statute (the "ACT"), but will be issued in reliance on the private offering exemption available under Section 4(2) of the Act and the rules and regulations promulgated thereunder, including
Regulation D ("REGULATION D"). The Placement Agent understands that all subscriptions for Units are subject to acceptance by the Company. The Company and the Placement Agent reserve the right in their reasonable discretion to accept or reject any or all subscriptions for Units in whole or in part, regardless whether any funds have been deposited into an escrow account. Any subscription monies received by the Placement Agent from Investors will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), whether or not the Placement Agent is subject to the Exchange Act, and as otherwise may be prescribed by the terms of the Memorandum (as defined in Section 2 below).

         (c) Until the Closing (as defined below) is held, all subscription funds received shall be held by Continental Stock Transfer & Trust Company (the "ESCROW AGENT"). The Placement Agent shall not have any independent obligation




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to verify the  accuracy or  completeness  of any  information  contained  in any
Subscription Documents (as defined in Section 2 below) or the authenticity, sufficiency or validity of any check delivered by any prospective Investor in payment for the Units, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify. All subscription checks and funds shall be promptly and directly delivered without offset or deduction to the Escrow Agent.

2.       OFFERING MEMORANDUM AND RELATED MATTERS

         (a) The Company has prepared a Confidential Private Placement Memorandum, dated as of September 10, 2003, relating to the Company and the Placement (such memorandum, together with the exhibits and attachments thereto or available thereunder and any amendments or supplements thereto prepared and furnished by the Company, being referred to herein as the "MEMORANDUM"), which Memorandum, among other things, describes the Placement and certain investment risks relating thereto.

         (b) The Company has been and will continue to be responsible for preparing and filing required documentation, if any, with the authorities in the United States or any state located therein (and subsequent to, if required by the laws of any such jurisdiction) in connection with the distribution of the Memorandum to prospective Investors (the parties acknowledging, however, that the Placement of the Units is intended and expected to be wholly or partially exempt from filing requirements in the United States by reason of an "accredited investor" exemption).

         (c) The Placement Agent and its counsel and the Company and its counsel have or will jointly prepare a form of subscription agreement (the "SUBSCRIPTION AGREEMENT") and a form of purchaser questionnaire (collectively with the Subscription Agreement, the form of certificate of designations for the Series A Preferred Stock, the form of Warrant and any other stock purchase or other documents required in connection with the Placement, the "SUBSCRIPTION DOCUMENTS"), which Subscription Documents shall contain such representations, warranties, conditions and covenants as are customary in private placements of corporate debt and equity securities with United States accredited investors. The Placement Agent and its counsel have had or will have an opportunity to review the final form of the Memorandum and Subscription Documents prior to the distribution thereof to prospective Investors, and the Memorandum and the Subscription Documents will be the only offering documents (other than cover letters which may be used by the Placement Agent, and any documents made available to Investors in accordance with the terms of the Memorandum) shown to prospective Investors. The Company and its counsel will advise the Placement Agent and its counsel in writing of those jurisdictions in which the Units may lawfully be offered and sold, and the manner in which the Units may lawfully be offered and sold in each such jurisdiction in connection with the Placement, and the Placement Agent agrees that the Units will be offered or sold only in such jurisdictions and in the manner specified by the Company; provided, however, that the Placement Agent shall not be responsible for independently verifying such written advice with respect to the jurisdictions in which the Units may be offered and sold and with respect to the manner in which the Units may be offered and sold in such jurisdictions. Notwithstanding the foregoing, the




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                                                              September 10, 2003
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Placement  Agent  shall  determine  whether it is licensed to offer and sell the
Units in each jurisdiction in which it intends to do so.

         (d) The Placement will be made in accordance  with the  requirements of
Section 4(2) under the Act and/or Regulation D only to investors that qualify as accredited investors, as defined in Rule 501(a) under the Act ("ACCREDITED INVESTORS"), purchasing for their own account for investment purposes only and not for distribution in violation of securities laws. Furthermore, prospective Investors will have been provided the Memorandum and access to the management of the Company and afforded the opportunity to ask questions.

         (e) The Company recognizes, agrees and confirms that the Placement Agent (or any selling agent permitted to be utilized by the Placement Agrement under Section 3(a) hereof): (i) will use and rely primarily on the information contained in the Memorandum and the Subsciption Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same;
(ii) is authorized, as the Company's exclusive financial advisor and placement agent in connection with the Placement, to transmit to any prospective Investor a copy or copies of the Memorandum, the Subsciption Documents and any other documentation supplied to the Placement Agent for transmission to any prospective Investor by or on behalf of the Company or by any of the Company's officers, representatives or agents, in connection with the performance of the Placement Agent's services hereunder or any transaction contemplated hereby;
(iii) does not assume responsibility for the accuracy or completeness of any information contained in the Memorandum and the Subsciption Documents or any such other information; (iv) will not make an appraisal of the Company or any assets of the Company or the securities being offered by the Company in the Placement; and (v) retains the right to continue to perform due diligence of the Company during the course of the Company's engagement of the Placement Agent.

3.       PLACEMENT AGENT

         (a) The Company hereby employs the Placement Agent as its exclusive placement agent in the United States for the purpose of placing the Units for the account and risk of the Company. This appointment shall be exclusive with respect to the Placement and otherwise as provided herein, and the Company shall not have the right to appoint additional sales agents in the United States without the Placement Agent's express prior written consent. The Company hereby agrees that the Placement Agent shall have the right to utilize other selling broker-dealers in connection with the Placement of the Units on terms approved by the Placement Agent. Subject to the provisions of Section 5 hereof and to the performance by the Company of all of its obligations to be performed hereunder, the Placement Agent agrees to use its best efforts to assist in arranging for sales of Units. The Company recognizes that "best efforts" does not assure that the Placement will be consummated. It is understood and agreed that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Placement Agent and the Company, and that the Placement Agent is acting only as a sales agent.




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                                                              September 10, 2003
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         (b) For the services of the Placement Agent hereunder, the Company will pay or caused to be paid to the Placement Agent at any Closing the following fees:

             (i) a cash payment equal to 10% of the gross proceeds received by the Company from the sale of the Units, payable at the Closing in lawful money of the United States by check or wire transfer of immediately available funds; and

             (ii) an option (the "UNIT PURCHASE OPTION") to purchase a number of Units, equal to ten percent (10%) of the number of Units issued in the Placement. Such Unit Purchase Option will be issued at the Closing pursuant to a Unit Purchase Option Agreement to be signed by the Placement Agent and the Company, which agreement shall provide, among other things:

               (A)  that the Unit Purchase Option shall:

                    (1)  be exercisable at an exercise price of $10.00 per Unit;

                    (2)  expire five (5) years from the date of issuance; and

                    (3)  be non-redeemable,

               (B) for registration rights on the same terms granted to the Investors,

               (C)  for the ability of a cashless exercise, and

               (D) for such other terms as are normal and customary for unit purchase options issued to placement agents.

         (c) Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if on or before the twelve (12) month anniversary of the Closing, the Company enters into a commitment or letter of intent relating to any offering of debt or equity securities of the Company or any other financing: (i) with any financing source to whom the Company was introduced by the Placement Agent or who was contacted by Placement Agent in connection with its services for the Company hereunder, or (ii) as a result of the use by the Company of materials or other work product prepared by the Placement Agent in connection with the Placement, the Company shall pay to the Placement Agent, at the closing of any such offering or financing, the fees described in, and in accordance with the terms and provisions of, Section 3(b)(i) and (ii) above.

         (d) In addition to the foregoing, the Company hereby grants to the Placement Agent the exclusive right to manage any private or public offering of debt or equity or other securities of the Company for a period of twelve (12) months from the Closing Date (as defined below). Subject to the provisions of
Section 3(c) hereof, if applicable, the terms of any such offering shall be mutually agreed upon by the Company and the Placement Agent. Furthermore, the Company hereby agrees that if the Company or any Subsidiary or affiliate of the Company becomes a party to any preliminary or binding letter of intent or




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                                                              September 10, 2003
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agreement  relating  to any  merger,  acquisition  of assets  or other  business combination or reorganization involving the Company or any Subsidiary that, for a period of twelve (12) months from the Closing Date, the Company or such other applicable party shall engage the Placement Agent as the Company's or the applicable party's exclusive financial advisor in connection with any such transaction or series of related transactions. The Placement Agent shall be paid reasonable and customary fees, and be reimbursed for its expenses in accordance with customary terms, in connection with any transaction described in this
Section 3(d).

         (e) In addition to the foregoing, the Company hereby grants to the Placement Agent the right to appoint one (1) individual, reasonably acceptable to the Company (the "BOARD OBSERVER"), to attend and observe all of the meetings of the Company's board of directors (the "BOARD") as provided for in this
Section 3(e). The Board Observer may be removed and replaced (subject, with respect to the replacement Board Observer only, to the reasonable acceptance of the Company) at any time and for any reason or no reason by the Placement Agent upon written notice from the Placement Agent to the Company. The Board Observer shall be entitled to notice of and participation in all regular or special meetings (whether in person, telephonic or otherwise) of the Board and shall further receive, simultaneously with all other members of the Board, any proposed written consent to action of the Board. The rights of the Placement Agent contained in this Section 3(e) shall continue until the later of: (i) the two (2) year anniversary of the Closing Date, or (ii) the date on all of the shares of Series A Preferred Stock held by the Investors have been converted, redeemed or retired.

         (f) Upon receipt by the Company from a proposed Investor of completed Subscription Documents, and such other documents as the Company requests, the Company and the Placement Agent will determine in their reasonable discretion whether they wish to accept or reject the subscription.

4.       PAYMENT BY COMPANY OF EXPENSES

         The Company will pay for or promptly reimburse to the Placement Agent, as the case may be, and whether or not any Units are sold in connection with the Placement, all expenses of the Company and the Placement Agent relating to the Placement (including all reasonable legal fees incurred by the Placement Agent) and all other reasonable out-of-pocket expenses of the Placement Agent relating to activities under this Agreement, including, without limitation: (i) the preparation, printing, reproduction, filing, distribution and mailing of the Memorandum and all other documents relating to the Placement, and any supplements or amendments thereto, including the fees and expenses of counsel to the Company, and the cost of all copies thereof; (ii) the issuance, sale, transfer and delivery of the Units and the Securities contained therein, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (iii) the public registration and listing of, or registration and qualification of the Securities or the securing of an exemption therefrom under state of foreign "blue sky" or securities laws, including, without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought, the costs of preparing preliminary, supplemental and final "blue sky surveys" relating to the offer and sale of the Securities and the fees and disbursements of counsel to the Placement Agent in connection with such "blue sky" matters; (iv) the filing




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                                                              September 10, 2003
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fees, if any, payable to the applicable securities regulatory  authorities;  (v)
all Escrow Agent fees; and (vi) all road show expenses, travel, legal, and other related expenses. Any expenses (other than Placement Agent's legal or other professional expenses) in excess of $2,500 shall be subject to prior approval by the Company, which approval shall not be unreasonably withheld or delayed.

5.       TERMINATION OF PLACEMENT

         The Placement may be terminated: (i) by the Placement Agent or the Company at any time upon thirty (30) days prior written notice or (ii) immediately by the Placement Agent upon giving written notice to the Company, but only in the event that if:

         (a) in the opinion of the Placement Agent, the Memorandum contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, and the Company shall not have corrected such untrue statement or omission to the reasonable satisfaction of the Placement Agent and its counsel within ten
(10) days after the Company receives notice of such untrue statement or omission, provided that notwithstanding such ten (10) day period, the Closing (as defined in Section 6 below) shall not occur hereunder until the Placement Agent shall notify the Company that it is satisfied, in its reasonable determination, that the Company has taken such steps (including circulating amended offering materials and afforded prospective Investors a reasonable opportunity to review such amendments) to allow the Closing to occur; or

         (b) the Company shall be in material breach of any representation, warranty or covenant made by it in this Agreement, any Subscription Document or any other document relating to the Placement; or

         (c) (i) any calamitous domestic or international event or act or occurrence has taken place and, in the Placement Agent's opinion, has or will materially disrupt general securities markets in the United States in the immediate future; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the National Association of Securities Dealers, Inc. ("NASD") or by order of the Securities and Exchange Commission ("SEC") or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war, major hostilities or the like; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (vii) if there shall have been such material adverse change in the conditions or prospects of the Company, involving a change not contemplated by the Memorandum; or (viii) if there shall have been such material adverse general market conditions as in the Placement Agent's reasonable judgment would make it inadvisable to proceed with the Placement or the sale or delivery of the Units.




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                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
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6.       OFFERING PERIOD; CLOSINGS

         (a) Subject to the terms and conditions set forth in Sections 5 and 10 hereof, the Units will be offered for a period beginning from the date of the Memorandum and ending at 5:00 p.m., New York City time, on September 30, 2003, unless earlier terminated by the Company and/or the Placement Agent or unless extended one or more times by the Company and the Placement Agent (without notice to the Investors required) to a date not later than October 31, 2003 (such period, the "OFFERING PERIOD"). Unless $500,000 worth of Units (the "MINIMUM AMOUNT") are subscribed for and accepted by the Company by the conclusion of the Offering Period, the Placement will be terminated and all subscription proceeds will be returned to Investors without interest or deduction. If at least the Minimum Amount has been subscribed for and accepted by the Company at any time during the Offering Period, the Company will promptly conduct a closing on such Units. Thereafter, additional closings (together with any initial closing, each, a "CLOSING") will occur until the first to occur of:
(i) the full subscription for an acceptance by the Company of the Maximum Amount, (ii) the conclusion of the Offering Period, or (iii) the termination of the Placement or this Agreement. Any Closing shall be undertaken in a manner agreed to by the Company and the Placement Agent. The date upon which the initial Closing is held shall hereinafter be referred to as the "CLOSING DATE."

         (b) At any Closing, the Company shall deliver to the Investors share certificates representing the Series A Preferred Stock and instruments representing the Warrants, duly executed by the Company, together with such other closing documentation as may be required in order to affect the Closing.

7.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Company represents and warrants to the Placement Agent that:

         (a) The Company has been validly formed and is legally existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted, and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a material adverse effect on the business and financial condition of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE Effect"). As of the date hereof, the Company does not have, directly or indirectly, any subsidiaries other than as disclosed in the Company's filings with the SEC (collectively, the "SUBSIDIARIES"). Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any liens, and has been duly authorized and validly issued, and is non-assessable.




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                                                              September 10, 2003
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         (b) The authorized capital stock of the Company consists of 100,500,000 shares of capital stock, of which (i) 100,000,000 are classified as Common Stock, and (ii) 400,000 are, or will be at the Closing, classified as Series A Preferred Convertible Stock and 100,000 are classified as "blank check" preferred stock, par value $0.001 per share. As of the date hereof and as of the Closing Date, 39,611,443 shares of common stock, no shares of Series A Preferred Stock and no other shares of capital stock of the Company are or will be issued and outstanding, and all such shares of capital stock are, as the case may be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         (c) Neither the Memorandum, the Subscription Documents nor any of the Company's filings with the SEC (collectively, the "COMPANY DOCUMENTS") contain any untrue statement of a material fact, and the Company Documents will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except that the Company shall have no liability for any information provided to the Company in writing by, and relating to, the Placement Agent, for use in and used in the Memorandum. It is understood that any summary in the Memorandum of a document which appears therein in full (either as signed or substantially in the form to be signed) does not constitute an untrue or misleading statement merely because it is a summary; provided, however, that any such summary may not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. If, at any time before the Placement is completed or terminated or before all subscriptions are accepted by the Company, there should be any change which would cause the Company Documents not to comply with this Section 7(b), the Company will promptly advise the Placement Agent thereof and make any necessary corrective filings with the SEC and prepare and furnish the Placement Agent with, for distribution to Investors, after prior review and approval by the Placement Agent and its counsel (such approval not to be unreasonably withheld), such copies of such supplements or amendments to the Memorandum and the Subscription Documents as will cause the Memorandum and the Subscription Documents, as so supplemented or amended, to comply with this
Section 7(b), and will authorize the Placement  Agent to make to Investors,  if:
(i) deemed necessary by counsel to the Placement Agent and approved by the Placement Agent, or (ii) if deemed necessary by counsel to the Company, an offer of rescission.

         (d) The execution, delivery and performance of this Agreement, all Company Documents and all other documents to be entered into by the Company in connection with any transaction described in the Memorandum or in connection with the Placement, and the consummation of the transactions contemplated hereby and thereby, have been or will be prior to such execution, delivery, performance or consummation, as the case may be, duly and validly authorized by the Company and do not and will not: (i) constitute, or result in, a breach or violation of any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) constitute, or result in, a material violation of any applicable statute, law, ordinance or regulation of any state, territory or other jurisdiction, or (iii) violate, constitute, or result in, a default under (or an event which with the passing of time or the giving of notice or both would constitute a default under) or breach of the




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                                                              September 10, 2003
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terms,  provisions  or  conditions of any material  indenture,  note,  contract, commitment, instrument or document to which the Company or any of its Subsidiaries is or will be a party or by which the Company, any of its Subsidiaries or any of their respective properties are bound, or any award, judgment, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries
or  their   respective   activities  or   properties.   No  consent,   approval,
authorization or order of any court or governmental or regulatory agency or body or any individual or entity is required on the part of the Company for the lawful consummation of the transactions contemplated hereby and thereby, except for such consents and approvals with respect to the offer and sale of the Units in certain jurisdictions which are identified to the Placement Agent by counsel for the Company.

         (e) Neither the Company nor any of its directors, officers, employees, agents or representatives ("COMPANY REPRESENTATIVES") has taken or will take any action which has caused or may cause the Placement not to qualify for exemption from the registration requirements of the Act or of United States federal, state or other securities or other laws. In connection with the Placement, neither the Company nor the Company Representatives shall offer or cause to be offered the Units by any form of general solicitation or general advertising as defined in Rule 502(c) of Regulation D. The Company and the Company Representatives have not taken and shall not take any action (except for actions contemplated by the Memorandum) that would cause the Placement to be integrated with other transactions under Rule 502(a) of Regulation D.

         (f) Except as disclosed in the Company Documents, and except for such matters that, individually or in the aggregate, would not have a material adverse effect on the business, operations or financial results of the Company and its Subsidiaries (either individually or in the aggregate):

             (i) The Company and each of its Subsidiaries are, and have been, in compliance with all Environmental Laws (as defined below), and neither the Company nor any of its Subsidiaries has received any (A) communication that alleges that the Company or any such Subsidiary is in violation of, or has liability under, any Environmental Law, (B) written request for information pursuant to any Environmental Law, or (C) notice regarding any requirement that is proposed for adoption or implementation under any Environmental Law and that would be applicable to the operations of the Company or any of its Subsidiaries;

             (ii) (A) the Company and each of its Subsidiaries have obtained and are in compliance with all permits, licenses and governmental authorizations pursuant to all Environmental Laws (collectively, "ENVIRONMENTAL Permits") necessary for their operations as currently conducted, (B) all such Environmental Permits are valid and in good standing, and (C) neither the Company nor any of its Subsidiaries has been advised by any governmental entity or authority of any actual or potential change in the status or terms and conditions of any Environmental Permit;

             (iii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries;




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                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 10 of 24



             (iv) there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law; and

             (v) (A) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary, and
(B) to the knowledge of the Company, no Environmental Claims are pending against any person or entity whose liabilities for such Environmental Claims the Company or any Company Subsidiary has, or may have, retained or assumed, either contractually or by operation of law.

         As used in this Agreement, the terms: (A) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, investigations, proceedings or notices of violation by or from any person or entity alleging liability of whatever kind or nature arising out of, based on or resulting from (y) the presence or release of, or exposure to, any Hazardous Materials at any location; or (z) the failure to comply with any Environmental Law; (B) "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any governmental entity or authority, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata); (C) "HAZARDOUS MATERIALS" means (y) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (z) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law; and (D) "RELEASE" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         (g) The Company will include all the shares of Common Stock underlying the Series A Preferred Stock and Warrants issued in this Placement and the Unit Purchase Option in a registration statement of its securities under the Act to be filed with the SEC promptly following the conclusion of the Placement and will use its best efforts to have the SEC declare such registration statement effective by no later than March 31, 2004 (the "TARGET EFFECTIVE DATE"), and to maintain the effectiveness of such registration statement until the third (3rd) anniversary of the Closing. In the event that the Company fails to have the SEC declare such registration statement effective by the Target Effective Date, then the dividend rate on the shares of Series A Preferred Stock shall increase by 2% for each whole calendar month during which such registration statement is not declared effective by the SEC; provided however, that in no event shall the dividend rate exceed 20%. Upon the effectiveness of such registration statement, the dividend rate shall re-adjust to 11%. In addition, Investors shall be




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                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 11 of 24



provided with certain "piggy back" registration rights as described in the Memorandum. The Company will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the sale of the securities registered thereunder, and shall comply with the provisions of the Act with respect to the disposition of all securities owned by the Investors and the Placement Agent that are covered by such registration statement during such period in accordance with the intended methods of disposition by the Investors and the Placement Agent. The Company will furnish to the Investors and the Placement Agent such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investors and the Placement Agent may request in order to facilitate the disposition of the shares of Common Stock which may be owned by the Investors and the Placement Agent.

         (h) If at any time or from time to time, the Company proposes to file a registration statement under the Act with respect to an offering of Common
Stock: (i) for the Company's own account (other than a registration statement on Form S-4 or Form S-8 (or any substitute form that may be adopted by the SEC)) or
(ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to the Placement Agent or its nominee as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date), and such notice shall offer Placement Agent or its nominee the opportunity to register under such registration statement (and any related qualification under blue sky laws) such number of shares of Common Stock as the Placement Agent or its nominee may request on the same terms and conditions as the Company's or such holder's Common Stock. It is understood and agreed that the foregoing shall not be applicable if the shares of Common Stock issuable to the Placement Agent or its nominee are, at the applicable time, either (x) registered pursuant to a valid and effective registration statement or (y) available for sale pursuant to Rule 144 under the Act.

         (i) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and except further as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally.

         (j) The Company will not offer the Units for sale hereunder on the basis of any communications or documents relating to the Placement Agent or the Units except the Memorandum and the exhibits thereto and documents described or referred to therein, including the Subscription Documents.

         (k) So long as the Series A Preferred Stock and the Warrants (including the Common Stock receivable upon the exercise thereof) are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 12 of 24



s13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2b under the Exchange Act, provide to each holder of Series A Preferred Stock and to each prospective purchaser (as designated by such holder) of Series A Preferred Stock, upon the request of such holder or prospective holder, any information required to be provided by Rule 144A(d)(4) under the Act.

         (l) The Company will initially invest the proceeds of the Placement and all other funds of the Company in such a manner so as to cause the Company not to be subject to the United States Investment Company Act of 1940, as amended (the "1940 ACT"), and will thereafter use its best efforts to avoid the Company's becoming subject to the 1940 Act.

         (m) The shares of Common Stock underlying: (i) the Series A Preferred Stock, (ii) the Warrants and (iii) the shares of Series A Preferred Stock and Common Stock issuable upon exercise of the Unit Purchase Option, have been duly reserved, and when issued in accordance with the terms of the Placement, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof.

         (n) In addition to the foregoing, to the extent not set forth herein, the Placement Agent may rely on the representations and warranties made by the Company in the Subscription Agreement provided by the Company and used in connection with the Placement.

8.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT

         The Placement Agent hereby represents and warrants to, and covenants with, the Company that:

         (a) This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding obligation of the Placement Agent, enforceable against it in accordance with its terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally.

         (b) The Placement Agent will cooperate with the Company to ensure that the offering and sale of the Units will comply with the requirements of the Act, including, without limitation, the general conditions contained in Regulation D and the federal securities laws, and will follow the reasonable advice of the Company with respect to the manner in which to offer and sell the Units so as to ensure that the offering and sale thereof will comply with the securities laws of any jurisdiction in which Securities are offered by the Placement Agent, and the Placement Agent will not make an offer of Securities in any jurisdiction in which the Company advises it in writing that such offer would be unlawful for the Placement Agent to offer or sell securities.

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 13 of 24



         (c) The Placement Agent is: (i) a registered broker-dealer under the Exchange Act; (ii) a member in good standing of the NASD; and (iii) registered as a broker-dealer in each jurisdiction in which it is required to be registered as such in order to offer and sell the Units in such jurisdiction.

         (d) The Placement Agent has not and will not make an offer of Units (or of any securities, the offering of which may be integrated with the Placement) on the basis of any communications or documents relating to the Company or the Units except the Memorandum and the exhibits thereto and documents described or referred to therein (including the Subscription Documents), and the cover letters referred to in Section 2 hereof. Without limiting the generality of the foregoing, the Placement Agent has not and will not make any representation as to any rate of return on investment that an offeree may obtain from the ownership of Series A Preferred Stock or Warrants other than as set forth in the Memorandum. The Placement Agent will deliver a copy of the Memorandum to each prospective Investor solicited by it prior to such offeree's execution of the Subscription Documents or, in the case of amendments or supplements to the Memorandum (other than those amendments and supplements approved in writing by the Company but designated in writing as not subject to this requirement), prior to such offeree's execution of an acknowledgment of receipt of such amendment or supplement and reconfirmation of intent to subscribe.

         (e) The Placement Agent has not and will not knowingly make an offer of Units on behalf of the Company, or of any securities, the offering of which may be integrated with the Placement, by any form of general solicitation or general advertising in violation of Rule 502(c) of Regulation D such as would cause the offering of Units not to qualify under Section 4(2) of the Act as a transaction exempt from Section 5 thereof. The Placement Agent has not and will not supply in writing for inclusion in the Memorandum or any related sales materials any information relating to the Placement Agent containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make such information, in light of the circumstances under which it is used, not misleading.

         (f) The Placement Agent will not transmit to the Company any written offer from an offeree to purchase Securities unless, immediately prior thereto, it reasonably believes that:

                  (i)      the offeree is an Accredited Investor; and

                  (ii)     the offeree meets all other offeree and/or  purchaser
                           suitability   standards,   if  any,   required  under
                           applicable securities laws and regulations.

         (g) The Placement Agent will exercise reasonable care to determine that prospective Investors are not "underwriters" within the meaning of Section 2(11) of the Act, and in that connection will obtain from each investor purchasing Securities in the Placement duly executed Subscription Documents, in the forms provided to the Placement Agent by the Company with the approval of the Placement Agent and its counsel.

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 14 of 24



         (h) The Placement Agent will periodically notify the Company of the jurisdiction in which the Securities are being offered by it or will be offered by it pursuant to this Agreement, and will periodically notify the Company of the status of the offering conducted pursuant to this Agreement.

         (i) The Placement Agent has delivered or caused to be delivered (or will so deliver prior to the Closing Date) to each prospective Investor the Memorandum.

9.       COVENANTS

         The Company covenants to the Placement Agent that it shall:

         (a) Notify the Placement Agent as soon as practicable, and confirm such notice promptly in writing: (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Closing Date as a result of which the Memorandum would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Securities or of an exemption from such registration or qualification in any jurisdiction. The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued, to obtain the lifting thereof as promptly as possible.

         (b) Not supplement or amend the Memorandum unless the Placement Agent and its counsel shall have approved of such supplement or amendment in writing, such approval not to be unreasonably withheld, delayed or conditioned. If, at any time during the period commencing on the date hereof and ending on the Closing Date, any event shall have occurred as a result of which the Memorandum contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Memorandum to comply with the Act, Regulation D or any applicable securities or "blue sky" laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance reasonably satisfactory to the Placement Agent and its counsel) which will correct such statement or omission or which will effect such compliance.

         (c) Use its best good faith efforts to, within sixty (60) says of the Closing, obtain "key man" life insurance policy with a nationally recognized carrier and with the Company as the beneficiary on the life of Kevin DeLeon in an amount no less than $2,000,000 worth of coverage.

         (d) Use its best good faith efforts, from the date hereof and from and after the Closing Date, to maintain in full force and effect all pollution insurance currently held by the Company pursuant to the same terms and conditions currently in effect (including, without limitation, $10,000,000 of coverage).

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 15 of 24



         (e) In the event that proceeds from the Placement exceed $1,500,000 in the aggregate (regardless of when during the Offering Period such milestone is achieved), use $250,000 of such proceeds to repay (simultaneously with the Closing at which such amount of proceeds are received by the Company) $250,000 of the indebtedness of the Company held by Columbus Nova.

         (f) On or prior to the Closing Date, enter into agreements with Bruce Raben and Joseph Bianco to extend the maturity date of the $500,000 loan made by such individuals to the Company from September 30, 2003 to a date no earlier than September 30, 2004.

         (g) Deliver without charge to the Placement Agent such number of copies of the Memorandum and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

         (h) Not, directly or indirectly, in connection with the Placement or as otherwise agreed to in this Agreement, solicit any offer to buy from, or offer to sell to, any person or entity any Securities or other securities of the Company except through the Placement Agent.

         (i) Not solicit any offer to buy or offer to sell Securities by any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over the Internet, television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

         (j) At all times during the period commencing on the date hereof and ending on the date of the final Closing, provide to each prospective Investor or his purchaser representative, if any, on reasonable request, such information (in addition to that contained in the Memorandum) concerning the Placement, the Company, the Securities and any other relevant matters as it possesses or can acquire without unreasonable effort or expense and extend to each prospective investor or his purchaser representative, if any, the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the Placement and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without unreasonable effort or expense, as such prospective Investor or purchaser representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such prospective Investor or purchaser representative, as the case may be.

(k) Notify the Placement Agent promptly of the acceptance or rejection of any subscription.

         (l) File five (5) copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first sale of the Securities, if required by law. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any province or jurisdiction in which offers

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 16 of 24



and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

         (m) Place the following legend on all certificates representing the shares of Series A Preferred Stock and the Warrants:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN
         EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

         (n) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Units as exempt transactions under the Act or under the securities or "blue sky" laws of any jurisdiction in which the Placement may be made.

         (o) Apply the net proceeds from the sale of the Units for the purposes set forth under the caption "Use of Proceeds" in the Memorandum in the manner indicated thereunder.

         (p) Not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication or hold any press conference with respect to the Company, its financial condition, results of operations, business properties, assets, liabilities or future prospects of the Placement, without the prior written consent of the Placement Agent, which consent will not be unreasonably withheld.

         (q) Not, prior to the completion of the Placement, bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any shares of Common Stock or any other securities in violation of the provisions of Regulation M under the Exchange Act.

         (r) In addition to the foregoing, to the extent not set forth herein, the Placement Agent may rely on the covenants made by the Company in the Subscription Documents used in connection with the Placement.

10.      CONDITIONS OF THE PLACEMENT AGENT'S OBLIGATIONS

         The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 17 of 24



document contemplated under this Agreement to be delivered to the Placement Agent or otherwise at any Closing (including, without limitation, all Subscription Documents), as of the date hereof and as of the Closing Date or the date of any Closing subsequent to the Closing Date, to the performance by the Company of its obligations hereunder, and to the following conditions:

         (a) At the Closing, the Placement Agent shall have received the favorable opinion of Brown Rudnick Berlack Israels, counsel for the Company, and/or Thomas Cattani, General Counsel to the Company, in the form and substance reasonably satisfactory to the Placement Agent and substantially to the effect that:

                  (i) the Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority necessary to own or hold its properties and conduct its business, and is duly qualified or licensed to do business as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a Material Adverse Effect;

                  (ii) Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any liens (except Permitted Liens), and has been duly authorized and validly issued, and is non-assessable. The definition of the term "Permitted Liens" shall be agreed to by the Company and the Placement Agent prior to the Closing Date.

                  (iii) each of this Agreement, the Escrow Agreement by and among the Placement Agent, the Company and the Escrow Agent, the shares of Series A Preferred Stock, the Warrants, the Unit Purchase Option and the Subscription Documents has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                  (iv) the authorized capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in the Memorandum. Except for the Securities to be issued as contemplated by this Agreement, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in the Memorandum. All of the shares of capital stock of the Company issued since May 3, 2002 have been duly and validly authorized and issued, are

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 18 of 24



fully paid and nonassessable and have not been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of such outstanding securities were either registered under the Act and applicable state securities laws or exempt from such registration requirements. Such shares have been duly authorized, validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof. The Common Stock underlying the Series A Preferred Stock, the Warrants and the Unit Purchase Option have been duly reserved, and when issued in accordance with the terms of the Placement, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof;

                  (v) assuming: (i) the accuracy of the information provided by the Investors in the Subscription Documents, and (ii) that the Placement Agent has complied in all material respects with the requirements of Section 4(2) of the Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Units is exempt from registration under the Act and Regulation D promulgated thereunder;

                  (vi) To the best knowledge of such counsel, after due investigation, neither the execution and delivery of this Agreement and the Warrants, nor compliance with the terms hereof, nor the consummation of the transactions herein contemplated, has, nor will, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of the Company, or any material contract, instrument or document to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

                  (vii) to the best knowledge of such counsel, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Memorandum or Subscription Documents; and

                  (viii) such counsel has participated in the preparation of the Company Documents and nothing has come to the attention of such counsel to cause them to have reason to believe that the Company Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions, certificates or other information described in this Section 10.

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 19 of 24



         (c) On or prior to or following the Closing Date, as the case may be, the Placement Agent shall have been furnished such information, documents and certificates as it may reasonably require for the purpose of enabling it to review the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained, or as it may otherwise reasonably request.

         (d) At the initial Closing, the Placement Agent shall have received documentation satisfactory to the Placement Agent memorializing the rights described in Section 3(e) hereof relating to the Board Observer.

         (e) At the initial Closing, the Placement Agent shall have received documentation satisfactory to the Placement Agent memorializing the extension of loan maturities on the indebtedness of the Company held by Bruce Raben and Joseph Bianco as described in Section 9(f) hereof.

         (f) At the initial Closing, the Placement Agent shall have received "lock-up" agreements, in the form to be agreed upon by the Company and the Placement Agent, duly executed by each director, officer and holder of ten percent (10%) or more of the Company's Common Stock as of the Closing, which "lock-up" agreement shall provide that such persons shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities of the Company (or instruments exercisable into securities of the Company) for a period of twelve (12) months from the Closing Date.

         (g) To the extent  applicable as of any Closing,  the  Placement  Agent shall have received documentation satisfactory to the Placement Agent memorializing the repayment of $250,000 of the indebtedness of the Company held by Columbus Nova as described in Section 9(e) hereof.

         (h) At each Closing, the Placement Agent shall have received a certificate of the chief executive officer of the Company, dated, as applicable, as of the Closing Date or the date of such Closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein were and are accurate, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

         (i) All proceedings taken in connection with the issuance, sale and delivery of the Units and the Unit Purchase Option shall be reasonably satisfactory in form and substance to the Placement Agent and its counsel.

         (j) Any certificate or other document signed by any officer of the Company and delivered to the Placement Agent and its counsel as required hereunder shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to the Placement Agent's obligations hereunder have not been fulfilled as and when required to be so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, in writing waive any such conditions which have not been

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 20 of 24



fulfilled or extended the time for their fulfillment. In the event that Placement Agent elects to terminate this Agreement, Placement Agent shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability nor obligation to the other except as provided in Section 11 hereof.

11.      INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless the Placement Agent, any person who controls the Placement Agent within the meaning of the Act, Section 20(a) of the Exchange Act or any applicable statute, and each partner, director, officer, employee, agent and representative of the Placement Agent and its representatives from and against any loss, damage, expense, liability or claim, or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys' fees and expenses incurred in investigating, preparing or defending against any litigation commenced) which any such person may incur or which may be made or brought against any such person arising out of or based upon: (i) any breach of any of the agreements, representations or warranties of the Company contained in or contemplated by this Agreement or the Subscription Documents, including, without limitation, those arising out of or based on any alleged untrue statement of a material fact or omission to state a material fact required to be stated in the Memorandum or the Subscription Documents or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, (ii) any violation of any federal or state securities laws attributable to the Placement, or (iii) any violation of law by the Company or any affiliate thereof, or any director, officer, employee, agent or representative of any of them, related to or arising out of the Placement. This indemnity agreement by, and the agreements, warranties and representations of, the Company shall survive the offer, sale and delivery of the Units and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Units hereunder.

         (b) The  Placement  Agent  agrees to  indemnify  and hold  harmless the
Company and its affiliates, any person who controls any of them within the meaning of the Act, Section 20(a) of the Exchange Act or any applicable statute, and each officer, director, employee, agent and representative of the Company or any of its affiliates from and against any loss, damage, expense, liability or claim or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys' fees and expenses incurred in investigating, preparing or defending against any litigation commenced) which any such person may incur or which may be made or brought against any such person, but only to the extent the same arises out of or is based upon: (i) any breach of any of the agreements, representations or warranties of the Placement Agent contained in this Agreement, or (ii) any untrue statement of a material fact in any information provided to the Company in writing by the Placement Agent, expressly for use in and used in the Memorandum. This indemnity agreement by, and the agreements, warranties and representations of, the Placement Agent shall survive the offer, sale and delivery of the Units and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Units hereunder.

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 21 of 24



         (c) If any action is brought against a party (the "INDEMNIFIED PARTY") in respect of which indemnity may be sought against one or more other parties (the "INDEMNIFYING PARTY" or "INDEMNIFYING PARTIES"), the Indemnified Party shall promptly notify the Indemnifying Party or Parties in writing of the institution of such action; provided, however, the failure to give such notice shall not release the Indemnifying Party or Parties from its or their obligation to indemnify the Indemnified Party hereunder except to the extent the Indemnifying Party actually incurs damage by reason of such failure and shall not release the Indemnifying Party or Parties from any other obligations or liabilities to the Indemnified Party in any event. The Indemnifying Party or Parties may at its or their own expense elect to assume the defense of such action, including the employment of counsel reasonably acceptable to the Indemnified Party; provided, however, that no Indemnifying or Indemnified Party shall consent to the entry of any judgment or enter into any settlement by which the other party is to be bound without the prior written consent of such other party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party or Parties assume a defense hereunder, the Indemnified Party shall be entitled to retain its own counsel in connection therewith and, except as provided below, shall bear the fees and expenses of any such counsel, and counsel to the Indemnified Party or Parties shall cooperate with such counsel to the Indemnifying Party in connection with such proceeding. If an Indemnified Party reasonably determines that there are or may be differing or additional defenses available to the Indemnified Party which are not available to the Indemnifying Party, or that there is or may be a conflict between the respective positions of the Indemnifying Party and of the Indemnified Party in conducting the defense of any action, then the Indemnifying Party shall bear the reasonable fees and expenses of any counsel retained by the Indemnified Party in connection with such proceeding. All references to the Indemnified Party contained in this
Section 11(c) include, and extend to and protect with equal effect, any persons who may control the Indemnified Party within the meaning of the Act, Section 20(a) of the Exchange Act or any applicable statute, any successor to the Indemnified Party and each of its partners, officers, directors, employees, agents and representatives. The indemnity agreements set forth in this Section 11 shall be in addition to any other obligations or liabilities of the Indemnifying Party or Parties hereunder or at common law or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Placement Agent be obligated to indemnify any person or entity in an amount in excess of the gross consideration received by the Placement Agent for services rendered hereunder.

         (d) If recovery is not available under the foregoing indemnification provisions of this Section 11, for any reason other than as specified therein, the party entitled to indemnification by the terms thereof shall be entitled to contribution to losses, damages, liabilities and expenses of the nature contemplated by such indemnification provisions. In determining the amount of such contribution, there shall be considered the relative benefits received by the Company on the one hand, and the Placement Agent on the other hand from the Placement (which shall be deemed to be the portion of the proceeds of the Placement realized by each party), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, the relative culpability of the parties, the relative benefits received by the parties and any other equitable considerations appropriate under the circumstances. No party shall be liable for contribution with respect to any action or claim settled

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 22 of 24



without its consent. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11 or otherwise. For purposes of this Section 11, each person, if any, who controls a party to this Agreement within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as that party to this Placement Agreement.

         (e) In any claim for indemnification for United States Federal or state securities law violations, the party seeking indemnification shall place before the court the position of: (i) the SEC and (ii) if applicable, any state securities commissioner or agency having jurisdiction with respect to the issue of indemnification for securities law violations.

12.      MISCELLANEOUS

         (a) The agreements set forth in this Agreement have been made and are made solely for the benefit of the Company, the Placement Agent, and the respective affiliates, heirs, personal representatives and permitted successors and assigns thereof, and except as expressly provided herein nothing expressed or mentioned herein is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. The term "successors and assigns" as used herein shall not include any purchaser of any Units merely because of such purchase.

         (b) Neither party will be liable to the other by reason of any failure in performances of this Agreement if the failure arises out of the unavailability of third party communication facilities or energy sources or acts of God, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any cause beyond the reasonable control of such party.

         (c) Any notice or other communication required or appropriate under the provisions of this Agreement shall be given in writing addressed as follows: (i) if to the Company, at the address set forth above, Attention: Norman Raben, Executive Vice President; and (ii) if to the Placement Agent, Maxim Group, Inc., 405 Lexington Avenue, New York, NY 10174, Attention: Mr. Anthony Sarkis; with a copy to Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, New York, New York 10017, Attention: Barry I. Grossman, Esq., or at such other address as any party may designate to the others in accordance with this Section 12(c).

         (d) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law provisions thereof.

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 23 of 24



         (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the Placement and supercedes any and all prior agreements, and may be amended or modified only by a duly authorized writing signed by such parties. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute a single instrument.



                            [SIGNATURE PAGE FOLLOWS]

                                                   Whitewing Environmental Corp.
                                                              September 10, 2003
                                                                   Page 24 of 24




         This Placement Agency Agreement is executed and shall be effective as of September 10, 2003.

                                              Very truly yours,

                                              MAXIM GROUP, LLC



                                              By: /s/ Anthony Sarkis
                                                  ----------------------------
                                                  Name:  Anthony Sarkis
                                                  Title: Managing Director

ACCEPTED AND AGREED TO:

WHITEWING ENVIRONMENTAL CORP.



By: /s/ Norman Raben
    -----------------------------------
    Name: Norman Raben
    Title: Executive Vice President and Secretary

                               FIRST AMENDMENT TO

                           PLACEMENT AGENCY AGREEMENT

         This First Amendment to Placement Agency Agreement, dated September 11, 2003, is entered into by and between Maxim Group, LLC ("MAXIM") and Whitewing Environmental Corp. (the "COMPANY").

                              PRELIMINARY STATEMENT

         A. Maxim and the Company are parties to that certain Placement Agency Agreement, dated as of September 10, 2003 (the "PAA").

         B. Pursuant to Section 12(e) of the PAA, amendments to the PAA must to agreed to in writing by Maxim and the Company.

         C. Maxim and the Company desire to amend the PAA in the manner set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed such terms in the PAA.

         NOW, THEREFORE, Maxim and the Company hereby amend the PAA as follows:

         1. Section 3(b) to the PAA is amended by adding the following subparagraph (iii) thereto:

         "(iii) If any Warrants held by any Investors are exercised at any time, the Company hereby agrees to pay to the Placement Agent a cash fee, payable immediately upon receipt by the Company of the Warrant exercise price, equal to five percent (5%) of the actual cash funds received by the Company upon such exercise."

         2. Except as amended hereby, the PAA shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.


    MAXIM GROUP, LLC                     WHITEWING ENVIRONMENTAL CORP.



    By:  /s/ Anthony Sarkis               By:  /s/ Norman Raben
         ------------------                    ------------------------------
         Name: Anthony J. Sarkis               Name: Norman Raben
         Title:  Managing Director             Title:  Executive Vice President